Exhibit 99.1

Certara Reports Fourth Quarter and Full Year 2022 Financial Results

Annual Revenue Grows 17% on a Reported Basis and 20% at Constant Currency

PRINCETON, N.J.— March 1, 2023-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the fourth quarter and full year of 2022 and issued guidance for 2023.

Fourth Quarter Highlights:

●	Revenue was $86.6 million, compared to $75.3 million in the fourth quarter of 2021, representing growth of 15% over the fourth quarter of 2021 on a reported basis and 18% at constant currency.
●	Net income was $9.2 million, compared to net loss of $9.7 million in the fourth quarter of 2021, an increase of $18.9 million in income over the fourth quarter of 2021.
●	Adjusted EBITDA was $31.9 million, compared to $28.2 million in the fourth quarter of 2021, representing growth of 13% over the fourth quarter of 2021.

Full Year Highlights:

●	Revenue was $335.6 million, compared to $286.1 million in 2021, representing growth of 17% over 2021. on a reported basis and 20% at constant currency.
●	Net income was $14.7 million, compared to net loss of $13.3 million in 2021, representing an increase of $28.0 million over 2021.
●	Adjusted EBITDA was $120.2 million, compared to $103.7 million in 2021, representing growth of 16% over 2021.
●	Acquired Vyasa Analytics, LLC, an artificial intelligence company with scalable deep-learning software.

“We are pleased with our strong finish to 2022, and the significant progress we made across our strategic initiatives throughout the year” said William F. Feehery, chief executive officer. “The prospects for Certara remain very bright and we are well positioned to deliver on our 2023 financial and strategic objectives. We enter 2023 encouraged by the pace of market adoption and expanding awareness of Certara’s biosimulation platform worldwide.”

Fourth Quarter 2022 Results

“We enter 2023 following a strong second half of 2022 and are well positioned to execute on our full year 2023 revenue and profitability guidance given strong business momentum and bookings growth on a trailing twelve-month basis. We are focused on our long-term growth objectives and finished 2022 with a strong balance sheet” said Andrew Schemick, chief financial officer.

Total revenue for the fourth quarter of 2022 was $86.6 million, representing growth of 15% over the fourth quarter of 2021.  The overall increase in revenue was primarily due to growth in our technology-driven services and software product offerings from strong renewal rates, client expansion, and new customers as well as business acquisitions. The increase was partially offset by the negative impact on our revenues from fluctuations foreign currency exchange rates.

On a constant currency basis, total revenue for the fourth quarter of 2022 was $89.2 million, representing growth of 18% over the fourth quarter of 2021.  Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.

Total cost of revenue for the fourth quarter of 2022 was $31.8 million, an increase of $2.5 million from $29.3 million in the fourth quarter of 2021, primarily due to a $3.6 million increase in employee-related costs resulting from billable headcount growth, a $0.3 million increase in travel expenses, and a $0.2 million increase related to cost of licenses, partially offset by a $0.8 million decrease in stock-based compensation cost, and a $0.8 million decrease in professional and consulting cost.

Total operating expenses for the fourth quarter of 2022 were $43.5 million, increased by $0.9 million from $42.6 million in the fourth quarter of 2021, primarily due to a $3.3 million increase in employee-related costs, a $0.4 million increase in professional and consulting cost, a $0.5 million increase in marketing and travel expenses, partially offset by a $1.3 million decrease in stock-based compensation cost, a $0.8 million decrease in business acquisition costs, a $0.6 million increase in capitalized cost in research and development, and a $0.6 million decrease in public offering cost.

Net income for the fourth quarter of 2022 was $9.2 million, compared to a net loss of $9.7 million in the fourth quarter of 2021. The $18.9 million increase in net income was primarily due to a $11.3 million increase in total revenue, a $15.0 million decrease in tax expense, a $0.9 million increase in interest income, partially offset by a $2.5 million increase in cost of revenue, a $2.2 million increase in interest expense, a $2.5 million increase in currency loss, and a $0.9 million increase in operating expense.

Diluted earnings per share for the fourth quarter 2022 was $0.06, as compared to $(0.06) in the fourth quarter of 2021.

Adjusted EBITDA for the fourth quarter of 2022 was $31.9 million compared to $28.2 million for the fourth quarter of 2021, representing 13% growth. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the fourth quarter of 2022 was $25.2 million compared to $9.8 million for the fourth quarter of 2021. Adjusted diluted earnings per share for the fourth quarter 2022 was $0.16 compared to $0.06 for the fourth quarter of 2021.  See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Key Financials (in millions, except per share data)
Revenue	$86.6	$75.3	$335.6	$286.1
Net income (loss)	$9.2	$(9.7)	$14.7	$(13.3)
Diluted earnings per share	$0.06	$(0.06)	$0.09	$(0.09)
Adjusted EBITDA	$31.9	$28.2	$120.2	$103.7
Adjusted net income	$25.2	$9.8	$73.4	$53.2
Adjusted diluted earnings per share	$0.16	$0.06	$0.46	$0.34
Cash and cash equivalents			$236.6	$185.8

2023 Financial Outlook

Certara expects the following:

Full year 2023 revenue to be in the range of $370 million to $385 million.

Full year 2023 adjusted EBITDA to be in the range of $131 million to $137 million.

Full year adjusted diluted earnings per share to be in the range of $0.50 - $0.55.

Fully diluted shares to be in the range of 159 million to 162 million.

Webcast and Conference Call Details

Certara will host a conference call today, March 1, 2022, at 5:00 p.m. ET to discuss its fourth quarter 2022 financial results.  Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com/.

About Certara

Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,000 biopharmaceutical companies, academic institutions, and regulatory agencies across 62 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession and currency exchange fluctuation; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers due to COVID-19 or other external factors; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; the occurrence of global conflicts, such as the conflict between Russian and Ukraine; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates;  our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2023, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP.  These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods.  In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance.  Furthermore, our business has operations outside the United States that are conducted in local currencies.  As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates.  We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation.  Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.

(2)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(3)

Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.

In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021	2022	2021
Revenues	$86,633	$75,346	$335,644	$286,104
Cost of revenues	31,782	29,289	132,577	111,616
Operating expenses:
Sales and marketing	7,800	6,718	27,408	20,141
Research and development	6,598	6,517	28,205	20,379
General and administrative	18,329	18,744	71,773	79,539
Intangible asset amortization	10,334	10,188	41,429	38,715
Depreciation and amortization expense	410	448	1,731	2,135
Total operating expenses	43,471	42,615	170,546	160,909
Income (loss) from operations	11,380	3,442	32,521	13,579
Other expenses:
Interest expense	(5,445)	(3,288)	(17,773)	(16,837)
Net other income (expense)	(2,210)	(311)	4,007	(117)
Total other expenses	(7,655)	(3,599)	(13,766)	(16,954)
Income (loss) before income taxes	3,725	(157)	18,755	(3,375)
Provision for (benefit from) income taxes	(5,449)	9,542	4,024	9,891
Net income (loss)	$9,174	$(9,699)	$14,731	$(13,266)

Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$(0.06)	$0.09	$(0.09)
Diluted	$0.06	$(0.06)	$0.09	$(0.09)
Weighted average common shares outstanding:
Basic	157,927,161	155,624,454	156,876,942	149,842,668
Diluted	159,241,217	155,624,454	159,354,394	149,842,668

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$236,586	$185,797
Accounts receivable, net of allowances for credit losses of $1,250 and $262, respectively	82,584	69,555
Restricted cash	3,102	827
Prepaid expenses and other current assets	19,980	18,548
Total current assets	342,252	274,727
Other assets:
Property and equipment, net	2,400	2,935
Operating lease right-of-use assets	14,427	12,634
Goodwill	717,743	703,371
Intangible assets, net of $217,705 and $169,329, respectively	486,782	511,823
Deferred income taxes	3,703	4,073
Other long-term assets	5,615	2,167
Total assets	$1,572,922	$1,511,730
Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$7,533	$7,458
Accrued expenses	35,403	29,830
Current portion of deferred revenue	52,209	45,496
Current portion of long-term debt	3,020	3,020
Current operating lease liabilities	4,968	5,040
Other current liabilities	25	1,381
Total current liabilities	103,158	92,225
Long-term liabilities:
Deferred revenue, net of current portion	2,815	1,531
Deferred income taxes	65,046	76,098
Operating lease liabilities, net of current portion	10,133	8,256
Long-term debt, net of current portion and debt discount	289,988	291,746
Other long-term liabilities	22,121	25
Total liabilities	493,261	469,881
Commitments and contingencies
Stockholder’s equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized as of December 31, 2022 and 2021, respectively, no shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 159,525,943 and 159,658,948 shares outstanding as of December 31, 2022 and 2021, respectively	1,596	1,596
Additional paid-in capital	1,150,168	1,119,821
Accumulated deficit	(60,873)	(75,604)
Accumulated other comprehensive loss	(8,230)	(3,926)
Treasury stock at cost, 150,207 and 1,100 shares at December 31, 2022 and 2021, respectively	(3,000)	(38)
Total stockholder’s equity	1,079,661	1,041,849
Total liabilities and stockholder’s equity	$1,572,922	$1,511,730

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$14,731	$(13,266)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,731	2,135
Amortization of intangible assets	50,739	42,980
Amortization of debt issuance costs	1,540	1,531
(Recovery of) provision for credit losses	1,072	130
Loss on retirement of assets	169	351
Equity-based compensation expense	30,345	29,483
Unrealized loss on derivative	—	1,144
Deferred income taxes	(11,511)	(1,184)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(15,009)	(10,066)
Prepaid and other assets	126	585
Accounts payable and accrued expenses	5,289	1,421
Deferred revenue	9,530	5,435
Change in other liabilities	3,791	(291)
Net cash provided by operating activities	92,543	60,388
Cash flows from investing activities:
Capital expenditures	(1,430)	(1,143)
Capitalized software development costs	(11,099)	(7,759)
Business acquisitions, net of cash acquired	(15,308)	(261,020)
Net cash used in investing activities	(27,837)	(269,922)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriters' discounts and commissions	—	133,351
Proceeds from borrowings on long-term debt	—	89
Payments on long-term debt and finance lease obligations	(3,313)	(3,973)
Payments on financing component of interest rate swap	(1,088)	(1,095)
Payment of deferred offering costs	—	(1,767)
Payment of debt issuance costs	—	(2,942)
Payment of taxes on shares and units withheld for employee taxes	(2,962)	(272)
Net cash provided by (used in) financing activities	(7,363)	123,391
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,279)	(2,942)
Net increase (decrease) in cash, cash equivalents, and restricted cash	53,064	(89,085)
Cash, cash equivalents, and restricted cash, at beginning of year	186,624	273,291
Cash, cash equivalents, and restricted cash, at end of year	$239,688	$184,206

NON-GAAP FINANCIAL MEASURES

The following table reconciles net income (loss) to adjusted EBITDA:

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS ENDED DECEMBER 31
	2022	2021	2022	2021

	(in thousands)
Net income (loss)	$9,174	$(9,699)	$14,731	$(13,266)
Interest expense(a)	5,445	3,288	17,773	16,837
Interest income(a)	(947)	(16)	(1,294)	(271)
(Benefit from) provision for income taxes(a)	(5,449)	9,542	4,024	9,891
Depreciation and amortization expense(a)	410	448	1,731	2,135
Intangible asset amortization(a)	12,732	12,544	50,739	42,980
Currency (gain) loss(a)	2,473	14	(3,166)	(175)
Equity-based compensation expense(b)	6,527	8,637	30,345	29,483
Acquisition-related expense(d)	902	1,528	2,233	11,241
Integration expense(e)	—	31	—	31
Transaction related expenses(f)	412	978	1,136	2,754
Severance expense(g)	(69)	60	653	60
Loss on disposal of fixed assets(h)	113	47	169	351
Executive recruiting expense(i)	139	320	139	733
First-year Sarbanes-Oxley and ASC 842 implementation costs(j)	—	460	961	929
Adjusted EBITDA	$31,862	$28,182	$120,174	$103,713

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS ENDED DECEMBER 31
	2022	2021	2022	2021

	(in thousands)
Net income (loss)	$9,174	$(9,699)	$14,731	$(13,266)
Currency (gain) loss(a)	2,473	14	(3,166)	(175)
Equity-based compensation expense(b)	6,527	8,637	30,345	29,483
Amortization of acquisition-related intangible assets(c)	10,922	10,941	43,822	36,413
Acquisition-related expense(d)	902	1,528	2,233	11,241
Integration expense(e)	—	31	—	31
Transaction related expenses(f)	412	978	1,136	2,754
Severance expense(g)	(69)	60	653	60
Loss on disposal of fixed assets(h)	113	47	169	351
Executive recruiting expense(i)	139	320	139	733
First-year Sarbanes-Oxley and ASC 842 implementation costs(j)	—	460	961	929
Income tax expense impact of adjustments(k)	(5,397)	(3,549)	(17,633)	(15,344)
Adjusted net income	$25,196	$9,768	$73,390	$53,210

The following table reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS ENDED DECEMBER 31
	2022	2021	2022	2021

	(in thousands except share and per share data)
Diluted earnings per share(a)	$0.06	$(0.06)	$0.09	$(0.09)
Currency (gain) loss(a)	0.02	—	(0.02)	—
Equity-based compensation expense(b)	0.04	0.05	0.19	0.19
Amortization of acquisition-related intangible assets(c)	0.06	0.07	0.28	0.24
Acquisition-related expense(d)	0.01	0.01	0.01	0.07
Integration expense(e)	—	—	—	—
Transaction related expenses(f)	—	0.01	0.01	0.02
Severance expense(g)	—	—	—	—
Loss on disposal of fixed assets(h)	—	—	—	—
Executive recruiting expense(i)	—	—	—	—
First-year Sarbanes-Oxley and ASC 842 implementation costs(j)	—	—	0.01	0.01
Income tax expense impact of adjustments(k)	(0.03)	(0.02)	(0.11)	(0.10)
Adjusted diluted earnings per share	$0.16	$0.06	$0.46	$0.34
Basic weighted average common shares outstanding	157,927,161	155,624,454	156,876,942	149,842,668
Effect of potentially dilutive shares outstanding (l)	1,314,056	3,857,176	2,477,452	4,401,021
Adjusted diluted weighted average common shares outstanding	159,241,217	159,481,630	159,354,394	154,243,689

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED DECEMBER 31,			CHANGE
	2022	2022	2021	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands)
Revenue
Software	$29,156	$30,385	$25,541	$3,615	14%	$1,229	19%
Services	57,477	58,805	49,805	7,672	15%	1,328	18%
Total Revenue	$86,633	$89,190	$75,346	$11,287	15%	$2,557	18%

	TWELVE MONTHS ENDED DECEMBER 31,			CHANGE
	2022	2022	2021	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands)
Revenue
Software	$115,466	$119,391	$86,825	$28,641	33%	$3,925	38%
Services	220,178	224,492	199,279	20,899	10%	4,314	13%
Total Revenue	$335,644	$343,883	$286,104	$49,540	17%	$8,239	20%

(a)	Represents amounts as determined under GAAP.
(b)

Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.

(c)	Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)	Represents costs associated with acquisitions and any retention bonuses pursuant to the acquisitions.
(e)	Represents integration costs related to post - acquisition integration activities.
(f)	Represents costs associated with our public offerings that are not capitalized.
(g)	Represents charges for severance provided to former executives.
(h)	Represents the gain/loss related to disposal of fixed assets.
(i)	Represents recruiting and relocation expenses related to hiring senior executives.
(j)

Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act, as well as implementation cost of adopting ASC 842.

(k)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(l)

Represents dilutive shares or potentially dilutive shares that were excluded from the Company's GAAP diluted weighted average common shares outstanding because the Company had a reported net loss and therefore including these shares would have been anti-dilutive.